UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 9, 2014

YUS International Group Limited
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-52020	90-0201309
(Commission File Number)	(IRS Employer Identification No.)

Room A, Block B, 21/F, Billion Centre
Room A, Block B, 21/F Billion Centre, 1 Wang Kwong Road Kowloon Bay, Kowloon, Hong Kong
(Address of Principal Executive Offices)

852-2882-7026
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Appointment of Principal Officers

On April 9, 2014, Mr. Yu Lok Man resigned as director of the Company and Dr. Chong Cheuk Man Yuki resigned as the Chief Financial Officer of the Company. The Company accepted their resignations on the same date. Neither individual has any disputes against the Company.

On April 9, 2014, Miss Chen Yongqi Dawn was appointed as Chief Financial Officer of the Company. Brief professional biography of Ms. Chen Yongqi Dawn follows:

Miss Chen Yongqi Dawn
BSc (Biochemistry) NUS; MIB (GEM)

Miss Chen, age 29, is the new Chief Financial Officer of the Company.

Miss Chen has 8 years of experience in the financial industry, including expertise in insurance, wealth management, foreign exchange and commodities. She has established connections and has knowledge of the institutional market, especially in North Asia, and served previously in the position of Sales Director- Greater China in an International Foreign Exchange Broker. Miss Chen has robust professional qualifications, and has helped set up and managed various businesses and departments in the region.

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

YUS International Group Limited

Dated: April 15, 2014	By:	/s/ Ho Kam Hang
Ho Kam Hang, Chief Executive Officer

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